UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DASAN ZHONE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DASAN ZHONE SOLUTIONS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

, 2017

To our stockholders:

You are cordially invited to attend a special meeting of stockholders of DASAN Zhone Solutions, Inc. (DZSI or the Company), which will be held at DZSI’s principal executive offices, located at 7195 Oakport Street, Oakland, California 94621 on            , 2017 at            Pacific Time. We are holding the special meeting for the following purposes:

1.	To approve a series of three separate and alternative amendments to DZSI’s Restated Certificate of Incorporation, which would (i) effect a reverse stock split of DZSI’s outstanding common stock at exchange ratios of 1-for-3, 1-for-4 and 1-for-5, as determined by the Company, and (ii) proportionately decrease the number of authorized shares of DZSI common stock, to be effected in the sole discretion of the Board of Directors at any time prior to our 2018 annual meeting of stockholders without further approval or authorization of our stockholders and subject to the Board of Directors’ authority to abandon such amendment;

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.

These items are fully described in the proxy statement, which is part of this notice. Only stockholders of record at the close of business on            , 2017, the record date, will be entitled to vote at the special meeting. Your vote is very important. Whether or not you expect to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card or vote electronically via the Internet or over the telephone as soon as possible to ensure that your shares are represented at the special meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Rights and Procedures” beginning on page 1 of the proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

Kirk Misaka
Chief Financial Officer,
Treasurer and Secretary

Oakland, California

            , 2017

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT

YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY

FOLLOWING THE ENCLOSED INSTRUCTIONS.

DASAN ZHONE SOLUTIONS, INC.

7195 Oakport Street

Oakland, California 94621

PROXY STATEMENT

DZSI’s Board of Directors solicits your proxy for use at the special meeting of stockholders to be held on             , 2017 at Pacific Time at DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements of the meeting, for the purposes set forth in the “Notice of Special Meeting of Stockholders.” We made copies of this proxy statement available to stockholders beginning on or about             , 2017.

VOTING RIGHTS AND PROCEDURES

Record Date and Shares Entitled to Vote

Only stockholders of record at the close of business on the record date,              2017, will be entitled to vote at the special meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the special meeting. As of the record date, there were approximately                 shares of DZSI common stock outstanding and entitled to vote at the special meeting.

Stockholder of Record: Shares Registered in Your Name

If on             , 2017 your shares are registered directly in your name with DZSI’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we request that you fill out and return the enclosed proxy card or vote by proxy on the Internet or over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on             , 2017 your shares are registered not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by the organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a “legal proxy” from your broker or other agent authorizing you to vote your shares in person.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting.

The proposal to amend our Restated Certificate of Incorporation to effect the reverse stock split and the associated reduction in our authorized capitalization (Proposal 1) must receive the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for that proposal to be approved. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal 2) must receive the affirmative vote of a majority of the votes cast at the special meeting for that proposal to be approved.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a quorum is present, abstentions and broker non-votes with respect to the proposal to amend our Restated Certificate of Incorporation to effect the reverse stock split and the associated reduction in our authorized capitalization (Proposal 1) will have the effect of a vote AGAINST that proposal. However, because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal 2).

Voting Procedures

Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card, vote by proxy on the Internet, or by proxy over the telephone as soon as possible to ensure that your vote is recorded promptly. Voting by proxy does not deprive you of your right to attend the special meeting and to vote your shares in person.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to www.envisionreports.com/DZSI to complete an electronic proxy card. Follow the steps outlined on the secured website.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by              Pacific Time on             , 2017 to be counted.

If you return a signed proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” Proposals 1 and 2. If any other matters are properly presented for voting at the special meeting, or any adjournments or postponements of the special meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in their discretion. We have not received notice of other matters that may properly be presented for voting at the special meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from DZSI. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions.

Under the rules that govern how brokers may vote shares held in street name, brokers do not have the discretion to vote your shares on any non-routine matters, which includes the amendment to our Restated Certificate of Incorporation to effect the reverse stock split. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the proposals described in this proxy statement. Please vote your proxy so your vote on these matters can be counted.

Revocation

You may revoke your proxy at any time before your proxy is voted at the special meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to DZSI’s Corporate Secretary at 7195 Oakport Street, Oakland, California 94621, or (3) attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Proxy Solicitation Costs

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. DZSI does not currently intend to retain any proxy solicitation firm to assist in soliciting proxies.

Admission to the Special Meeting

Only DZSI stockholders, as of the close of business on             , 2017, and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of             , 2017. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting. The special meeting will be held at our principal executive offices, located at 7195 Oakport Street, Oakland, California 94621. For directions, please call (510) 777-7000.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on             , 2017

Electronic copies of our proxy statement and our annual report are available at the Investor Relations section of our website at www.Zhone.com.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission (the SEC) permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of Internet availability of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of Internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of Internet availability of proxy materials for stockholders sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or any notice of Internet availability of proxy materials without charge by sending a written request to DZSI, Attention: Investor Relations, 7195 Oakport Street, Oakland, California 94621, or by calling us at (510) 777-7013. We will promptly send additional copies of the annual report or proxy statement or any notice of Internet availability of proxy materials upon receipt of such request. Stockholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of Internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to stockholders with shares registered directly in their name.

Recommendation of the Board of Directors

The DZSI Board of Directors unanimously recommends that you vote “FOR” the amendment to our Restated Certificate of Incorporation to effect the reverse stock split of DZSI’s outstanding common stock at exchange ratios of 1-for-3, 1-for-4 and 1-for-5, as determined by the Company, and the associated proportional reduction in our authorized capitalization (Proposal 1), and “FOR” the approval of any adjournment of the special meeting, if necessary, to solicit additional proxies (Proposal 2).

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT YOUR

PROXY ELECTRONICALLY VIA THE INTERNET OR OVER THE TELEPHONE BY

FOLLOWING THE ENCLOSED INSTRUCTIONS.

PROPOSAL 1:

AMENDMENT OF RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

AND REDUCTION IN DZSI’S AUTHORIZED CAPITALIZATION

Overview

Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval a proposal to approve a series of three separate and alternative amendments to our Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at one of three reverse stock split ratios, 1-for-3, 1-for-4 and 1-for-5, and contemporaneously with such reverse stock split, to effect a corresponding and proportional reduction in the number of authorized shares of DZSI’s common stock. By voting in favor of Proposal 1, stockholders will be approving three separate and distinct amendments to our Restated Certificate of Incorporation in order to effect a reverse stock split of our outstanding common stock and a corresponding reduction in the number of authorized shares of common stock on a proportional basis, at each of the aforementioned ratios. After the receipt of stockholder approval of these amendments, DZSI will thereafter have the ability, until our 2018 annual meeting of stockholders, to unilaterally decide which amendment to give effect to, if any, and in so doing, will abandon each other amendment without further action by our stockholders. Thereafter the selected amendment will be filed with the Secretary of State of the State of Delaware. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of common stock is required to approve Proposal 1.

The form of the proposed amendments to our Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A. Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the three exchange ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the reverse stock split. The actual number of authorized shares of our common stock after giving effect to the reverse stock split, if and when effected, will depend on the reverse stock split ratio that is ultimately determined by DZSI. The table below shows the reverse stock split ratio and the number of authorized shares of our common stock for each of the three alternative amendments, identified as Amendments A through C:

Amendment	Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock Following the Reverse Stock Split Amendment
A	1-for-3	60,000,000
B	1-for-4	45,000,000
C	1-for-5	36,000,000

We believe that the availability of the three alternative exchange ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which of the three alternative exchange ratios to implement, if any, following the receipt of stockholder approval, the Company may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to continue our listing on the Nasdaq Capital Market;

•	which of the alternative exchange ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

Under the reverse stock split, the existing shares of our common stock would be combined into new shares of our common stock at a whole number exchange ratio of 1-for-3, 1-for-4 and 1-for-5, with the exact ratio to be determined by the Company. This means that you would receive one new share of our common stock for each three, four or five shares of common stock that you currently hold, depending on which exchange ratio we determine to implement. Except for adjustments that may result from the treatment of fractional shares (as described below), each stockholder will hold the same percentage of outstanding DZSI common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share.

If this proposal is approved by our stockholders, our Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of DZSI and its stockholders, whether or not to effect the reverse stock split and the associated reduction in DZSI authorized capitalization at any of the ratios set forth above. Our Board of Directors reserves the right, even after stockholder approval, to elect not to undertake the reverse stock split and the associated reduction in our authorized capitalization if it determines that it is no longer in the best interests of DZSI and its stockholders.

Reasons for the Reverse Stock Split

Compliance with Nasdaq’s Listing Standards

Our common stock is listed on the Nasdaq Capital Market. On September 12, 2016, the Company received a letter from the Listings Qualifications Department of The Nasdaq Stock Market LLC (Nasdaq) notifying the Company that, because the Company did not satisfy Nasdaq’s initial listing standard requiring a minimum bid price of $4 per share (or a minimum closing price of $3 per share for five consecutive trading days or $2 per share for 90 consecutive trading days) at the closing of the acquisition of Dasan Network Solutions, Inc., the Company’s common stock would be subject to delisting unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the Panel). On September 19, 2016, the Company requested a hearing before the Panel with respect to the staff’s delisting determination letter, which was held on November 3, 2016. At the hearing, the Company presented its plan to gain compliance with the initial listing minimum bid or closing price requirement, including via the implementation of a reverse stock split if necessary. On November 8, 2016, the Company received a letter from Nasdaq stating that the Panel had granted the Company’s request for continued listing on Nasdaq, subject to the Company evidencing compliance with the initial listing minimum bid or closing price requirement by March 13, 2017. The compliance period granted by the Panel through March 13, 2017 is subject to the Company filing a preliminary proxy statement and a definitive proxy statement seeking stockholder approval of a reverse stock split with the SEC by no later than January 31, 2017 and February 13, 2017, respectively. If we fail to implement the reverse stock split and demonstrate compliance by March 13, 2017, or fail to file the required proxy statements with the SEC by the applicable deadline, the Panel will issue a final determination to delist the Company’s shares and suspend trading of the Company’s shares on Nasdaq.

Delisting from the Nasdaq Capital Market could have an adverse effect on our business and on the trading of our common stock. If a delisting of our common stock were to occur, our common stock would trade on the OTC Bulletin Board or on the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of confidence by customers, suppliers and employees, the loss of institutional investor interest and fewer business development opportunities. Our Board of Directors believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of DZSI and its stockholders. We expect that the reverse stock split would enable the Company to regain compliance with Nasdaq’s initial listing minimum bid or closing price requirement. Based on the foregoing, the Board of Directors has determined that pursuing the reverse stock split would be in the best interests of DZSI and its stockholders.

Increase in Eligible Investors

We believe that the increased market price of DZSI common stock that we expect to result from implementing the reverse stock split may allow a broader range of institutions to invest in our common stock. Because of the trading volatility often associated with low-priced stocks, some brokerage houses and institutional investors have internal policies and practices that make them reluctant to invest, and some investors may be prohibited from investing, in low-priced stocks. Accordingly, we believe an increased market price may result in DZSI common stock being viewed more favorably by potential investors and encourage interest and trading in our common stock, which could potentially increase the trading volume and liquidity of our common stock.

Increased Analyst and Broker Interest

An increase in market price as a result of the reverse stock split could increase analyst and broker interest in our common stock because their internal policies and practices may in some cases discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those internal policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Decrease in Transaction Costs for Stockholders

Brokers’ commissions on transactions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks. As a result, we believe that individual stockholders seeking to trade DZSI common stock currently pay transaction costs representing a higher percentage of their total share value than would be the case if our share price were substantially higher. Although the reverse stock split would result in a reduced number of shares being outstanding after the reverse stock split, the combination of lower transaction costs and increased interest from institutional investors and investment funds (described above) could have the effect of improving trading liquidity of our common stock.

Risk Factors Associated with the Reverse Stock Split

There are certain risks associated with the reverse stock split, including those described below. You should carefully consider the following risks and other information included in this proxy statement before deciding to approve the proposal to amend our Restated Certificate of Incorporation to effect the reverse stock split and the associated reduction in our authorized capitalization.

We cannot assure you that the reverse stock split, if implemented, will have the desired effects of enabling us to satisfy Nasdaq’s initial listing minimum bid or closing price requirement or raising the price of our common stock over the long term, that the total market capitalization of DZSI common stock after the implementation of the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split or that the per share market price of DZSI common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of DZSI common stock outstanding before the reverse stock split

Although the Board of Directors believes that the reverse stock split will increase the market price of DZSI common stock, the effect of the reverse stock split cannot be predicted with certainty. If the reverse stock split is implemented, there can be no assurance that the market price of DZSI common stock after the effectiveness of the reverse stock split will be sufficient to satisfy Nasdaq’s initial listing minimum bid or closing price requirement or that DZSI would otherwise meet the requirements for continued listing on Nasdaq.

In addition, there can be no assurance that the market price per share of DZSI common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of

DZSI common stock outstanding before the reverse stock split. Moreover, in the future, the market price of DZSI common stock may decline. Other factors, such as DZSI’s financial results, market conditions and the market perception of our business, may adversely affect the price of DZSI common stock. Accordingly, the total market capitalization of DZSI common stock after the reverse stock split, when and if implemented, may be lower than the total market capitalization before the reverse stock split.

Even if the reverse stock split is completed, the resulting per-share market price of DZSI common stock may not attract institutional investors or investment funds or may not satisfy the investing guidelines of such investors, and, consequently, the liquidity of DZSI common stock may not improve

While the Board of Directors believes that a higher stock price may help generate investor interest and enhance liquidity, the reverse stock split may not result in a per-share market price of DZSI common stock that will attract institutional investors or investment funds and may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the liquidity of DZSI common stock may not necessarily improve.

A decline in the market price of DZSI common stock after the reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of the reverse stock split, and the liquidity of DZSI common stock could be adversely affected by the reverse stock split

If the reverse stock split is effected and the market price of DZSI common stock declines, the decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of DZSI common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

There can be no assurance that the reverse stock split, if implemented, will result in decreased transaction costs for our stockholders

We cannot assure you that the reverse stock split will have the desired effect of raising the price of DZSI common stock over the long term. Shareholders’ transaction costs, which, as discussed above, we believe represent a higher percentage in transactions for lower-priced stocks than higher-priced stocks, may not decrease if the per share market price of DZSI common stock is not substantially higher after the reverse stock split is implemented. In addition, if the proposed reverse stock split is implemented, it would increase the number of DZSI stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

If our stockholders approve the amendment to our Restated Certificate of Incorporation to effect the reverse stock split, the determination by the Board of Directors to implement the reverse stock split would be based on various factors, and there is no assurance that the reverse stock split would have any of the anticipated benefits

If our stockholders approve the amendment to our Restated Certificate of Incorporation to effect the reverse stock split, our Board of Directors may, in its sole discretion, at any time prior to our 2018 annual meeting of stockholders, authorize the reverse stock split at a whole number ratio 1-for-3, 1-for-4 or 1-for-5, with such ratio to be set at our discretion. The determination by the Board of Directors to implement the reverse stock split and to set the exact ratio would be based on various factors, including existing and expected market prices for DZSI common stock, Nasdaq listing requirements, prevailing market conditions and other factors. There can be no assurance that the timing of the reverse stock split and the exact exchange ratio determined by the Board of Directors would, at the time of the implementation of the reverse stock split, result in any of the intended benefits of DZSI having implemented the reverse stock split.

Board of Directors Discretion to Implement the Reverse Stock Split

If the amendment to our Restated Certificate of Incorporation to effect the reverse stock split and the associated reduction in our authorized capitalization is approved by our stockholders, the amendment would be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (using an exchange ratio determined by us within the range set forth above) and the associated reduction in our authorized capitalization are in the best interests of DZSI and its stockholders. Such determination will be based upon certain factors, including:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to continue our listing on the Nasdaq Capital Market;

•	which of the alternative exchange ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

Notwithstanding approval by the stockholders of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split and the associated reduction in our authorized capitalization, our Board of Directors may, in its sole discretion, abandon the proposed amendment to our Restated Certificate of Incorporation and determine, prior to the effectiveness of any filing of the amendment with the Secretary of State of the State of Delaware, not to effect the reverse stock split and the associated reduction in our authorized capitalization, as permitted under Section 242(c) of the Delaware General Corporation Law.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the reverse stock split would include the following:

•

Depending on the ratio for the reverse stock split, as determined by the Company in its sole discretion, you will receive one new share of DZSI common stock for each three, four or five shares of DZSI common stock that you currently hold (that is, every three, four or five shares would be combined into one share). However, the reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest or voting rights in DZSI (except to the extent that the reverse stock split would result in some of our stockholders owning fractional shares as described below). For example, a holder of 2% of the total voting power of DZSI immediately prior to the reverse stock split would continue to hold approximately 2% of the total voting power of DZSI immediately after the reverse stock split.

•	The total number of shares of common stock issued and outstanding will be reduced proportionally based on the ratio of the reverse stock split.

•	The total number of shares of common stock that DZSI is authorized to issue will be reduced proportionally based on the ratio of the reverse stock split.

•

The number of shares of DZSI common stock available for issuance under the DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan (the 2001 Plan), the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (the 2017 Plan), which are the only equity incentive compensation plans currently active from which we may make new stock awards, and the DASAN Zhone Solutions, Inc. 2002 Employee Stock Purchase Plan, as amended and restated (the ESPP) would also be reduced proportionally to the ratio of the reverse stock split.

•

With respect to outstanding stock options to purchase shares of DZSI common stock, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. With respect to outstanding restricted stock units and restricted stock awards, the reverse stock split would effect a reduction in the number of shares subject to such outstanding restricted stock units and restricted stock awards proportional to the ratio of the reverse stock split (rounded down to the nearest whole share). No cash payment would be made to holders of equity awards in respect of such rounding.

The following table contains approximate information relating to our common stock under each of the proposed reverse stock split exchange ratios based on share information as of January 4, 2017 (in thousands):

Common Stock	Pre- Reverse Split	1-for-3	1-for-4	1-for-5
Authorized	180,000	60,000	45,000	36,000
Issued and outstanding	81,888	27,296	20,472	16,378
Reserved for future issuance pursuant to outstanding stock options	3,931	1,310	983	786
Reserved for future issuance pursuant to outstanding restricted stock units	47	16	12	9
Reserved for future issuance pursuant to the 2001 Plan	35	12	9	7
Reserved for future issuance pursuant to the 2017 Plan (1)	3,000	1,000	750	600
Reserved for future issuance pursuant to the ESPP	569	190	142	114

(1)	The number of shares of common stock reserved for future issuance pursuant to the 2017 Plan does not include any shares that may become available for issuance pursuant to the 2017 Plan’s evergreen provision, under which the share pool would be automatically increased each year based on a specified formula, or any other terms of the 2017 Plan.

The number of stockholders of record will not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

If the proposed reverse stock split is implemented, it would increase the number of DZSI stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Shares of DZSI common stock resulting from the reverse stock split will remain fully paid and non-assessable. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the Exchange Act), and DZSI is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of the common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “DZSI” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Effective Time

If approved by our stockholders and implemented by the Board of Directors, the reverse stock split and the associated reduction in DZSI’s authorized capitalization would become effective upon the filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At the effective time, shares of DZSI common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of stockholders, into new shares of DZSI common stock in accordance with the exchange ratio determined by us from among the possible ratios set forth above.

Treatment of Fractional Shares

No scrip or fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, DZSI will pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment will equal the average closing price per share of DZSI common stock as reported by the Nasdaq Capital Market for the five trading days immediately preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional shares.

If you do not hold sufficient shares of pre-split DZSI common stock to receive at least one post-split share of DZSI common stock and you want to continue to hold DZSI common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•

purchase a sufficient number of shares of DZSI common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of DZSI common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of DZSI common stock in one account prior to the reverse stock split that would entitle you to at least one share of DZSI common stock on a post-split basis.

DZSI common stock held in registered form (that is, shares held by you in your own name on the DZSI share register maintained by our transfer agent) and DZSI common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of DZSI common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in DZSI with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by us as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where DZSI is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Banks, brokers and other nominees will be instructed to effect the reverse stock split, if implemented, for their beneficial holders holding shares in “street name.” Non-registered stockholders holding our common stock in “street name” should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by DZSI for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of DZSI common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionally, based on the actual exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. DZSI’s stockholders’ equity, in the aggregate, would remain unchanged. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder (the Treasury Regulations), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the IRS), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock.

We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and;

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a U.S. Holder is any beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize any gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our post-split common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our post-split common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our post-split common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our post-split common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our post-split common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required and Recommendation of our Board of Directors

Approval of this Proposal 1 requires the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for the proposal. This means that an abstention or a failure to submit a proxy or vote in person at the special meeting will have the same effect as a vote “Against” Proposal 1.

The Board of Directors unanimously recommends a vote FOR the proposal to approve a series of three separate and alternative amendments to DZSI’s Restated Certificate of Incorporation to effect the reverse stock split of DZSI’s outstanding common stock at exchange ratios of 1-for-3, 1-for-4 and 1-for-5, as determined by the Company, and a corresponding decrease in the number of authorized shares of DZSI’s common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment.

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

IN FAVOR OF PROPOSAL 1

Overview

At the special meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR any proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of Proposal 1.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Exchange Act. These forward-looking statements include, among others, statements related to the completion of the reverse stock split, the Company gaining compliance with the Nasdaq initial listing standards and the consequences of delisting the Company’s common stock from the Nasdaq Capital Market. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. In addition, statements that refer to plans, objectives and strategies for future operations and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified under the heading “Risk Factors Associated with the Reverse Stock Split” on page 7 hereof, elsewhere in this proxy statement and our other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to revise or update any forward-looking statements for any reason. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and future filings.

OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding ownership of DZSI common stock on January 4, 2017 by (1) each person who beneficially owned more than 5% of DZSI common stock, (2) each current director and director nominee, (3) each of the named executives (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and (4) all directors, named executives and their affiliates as a group. We are not aware of any arrangements, including any pledge of our common stock that could result in a change in control.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent Owned (3)
DASAN Networks, Inc.	47,465,082	(4)	58.0%
New Enterprise Associates	4,781,273	(5)	5.8%
James Norrod	164,165	(6)	*
II Yung Kim	—		*
Kirk Misaka	678,623	(7)	*
Michael Fischer	14,040	(8)	*
David Misunas	—		*
Eric Presworsky	36,842	(9)	*
Michael Connors	406,708	(10)	*
SeongGyun Kim	—		*
C. Richard Kramlich	159,372	(11)	*
Min Woo Nam	5,205	(12)	*
Sung-Bin Park	5,205	(13)	*
All directors, named executives and their affiliates as a group (11 persons)(14)	53,716,515		65.0%

*	Denotes less than 1%.
(1)	Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address for each person or entity named below is c/o DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621.
(2)	In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after January 4, 2017 are deemed outstanding, including without limitation, upon the exercise of options or vesting of restricted stock units. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a)81,888,408 shares of common stock outstanding on January 4, 2017 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after January 4, 2017.
(4)	The address of DASAN Networks, Inc. is DASAN Tower, 49, Daewangpangyo-ro 644 Beon-gil Budang-gu, Sungnam-si, Gyeonggi-do, 463-400, Korea.
(5)	Consists of (a) 363,426 shares held by New Enterprise Associates VIII, L.P., (b) 258,836 shares held by New Enterprise Associates 8A, L.P., (c) 1,788,067 shares held by New Enterprise Associates 9, L.P., and (d) 2,370,944 shares held by New Enterprise Associates 10, L.P.. Each separate New Enterprise Associates entity disclaims beneficial ownership over shares with respect to which it is not the direct holder, except to the extent of its pecuniary interest therein. The address of the entities affiliated with New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(6)	Consists of (a) 60,000 shares held by Mr. Norrod, and (b) 104,165 shares subject to options exercisable by Mr. Norrod within 60 days after January 4, 2017.

(7)	Consists of (a) 446,543 shares held by Mr. Misaka, and (b) 232,080 shares subject to options exercisable by Mr. Misaka within 60 days after January 4, 2017.
(8)	Consists of 14,040 shares subject to options exercisable by Mr. Fischer within 60 days after January 4, 2017.
(9)	Consists of (a) 1,842 shares held by Mr. Presworsky, and (b) 35,000 shares subject to options exercisable by Mr. Presworsky within 60 days after January 4, 2017.
(10)	Consists of (a) 127,823 shares held by Dr. Connors, (b) 16,667 shares held by Suaimhneas LLC, of which Dr. Connors is the sole manager and his adult children are the owners, and (c) 262,218 shares subject to options exercisable by Dr. Connors within 60 days after January 4, 2017.
(11)	Consists of (a) 26,074 shares held by Mr. Kramlich, and (b) 133,298 shares subject to options exercisable by Mr. Kramlich within 60 days after January 4, 2017.
(12)	Consists of 5,205 shares subject to options exercisable by Mr. Nam within 60 days after January 4, 2017.
(13)	Consists of 5,205 shares subject to options exercisable by Mr. Park within 60 days after January 4, 2017.
(14)	Includes 791,211 shares subject to options exercisable within 60 days after January 4, 2017.

OTHER MATTERS

Stockholder Proposals for Inclusion in the Proxy Statement for the 2017 Annual Meeting. Stockholders of DZSI may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. The Company has tentatively set May 9, 2017 as the date for its 2017 annual meeting of stockholders. The date will be significantly earlier than the anniversary of last year’s annual meeting of stockholders, which was held on September 8, 2016. Because the date of the meeting is expected to be more than 30 days earlier than the anniversary of the Company’s 2016 annual meeting of stockholders, proposals to be included in the Company’s proxy statement for the 2017 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, must be received at the Company’s principal executive offices no later than the close of business on February 8, 2017 (being 90 calendar days prior to the proposed date of the 2017 annual meeting), which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials, and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at the 2017 Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2017 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. As described above, the Company has tentatively set May 9, 2017 as the date for its 2017 annual meeting of stockholders. The date will be significantly earlier than the anniversary of last year’s annual meeting of stockholders, which was held on September 8, 2016. Because the date of the meeting is expected to be more than 30 days earlier than the anniversary of the Company’s 2016 annual meeting of stockholders, our bylaw notice deadline with respect to the 2017 annual meeting of stockholders is the close of business on February 8, 2017 (being 90 calendar days prior to the proposed date of the 2017 annual meeting). If a stockholder gives notice of a proposal outside of the bylaw notice deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2017 annual meeting. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

Matters Presented at the Special Meeting. As of the date of this proxy statement, our Board of Directors does not intend to bring any other business before the special meeting, and does not know of any other matter to be presented at the special meeting. If any additional matters are properly presented at the special meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

Notices. All notices of proposals by stockholders, whether or not included in our proxy statement, should be delivered to DASAN Zhone Solutions, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

DASAN ZHONE SOLUTIONS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

DASAN Zhone Solutions, Inc., a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is DASAN Zhone Solutions, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended through September 9, 2016, is hereby amended as follows:

The first sentence of Article IV thereof is amended so that, as amended, such sentence shall read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [Amendment A: Eighty-Five Million (85,000,000); Amendment B: Seventy Million (70,000,000); Amendment C: Sixty-One Million (61,000,000) ]* shares, of which:

[Amendment A: Sixty Million (60,000,000); Amendment B: Forty-Five Million (45,000,000); Amendment C: Thirty-Six Million (36,000,000)]* shares, par value $.001 per share, shall be shares of common stock (the “Common Stock”); and

Twenty-Five Million (25,000,000) shares, par value $.001 per share, shall be shares of preferred stock (the “Preferred Stock”).”

Paragraph A of Article IV thereof is amended so that, as amended, such Paragraph A shall read in its entirety as follows: “(A) Common Stock. Except as (1) otherwise required by law or (2) expressly provided in

*	Stockholders are being asked to approve a series of three separate and alternative amendments to our Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at one of three reverse stock split ratios, 1-for-3, 1-for-4 or 1-for-5, and contemporaneously with such reverse stock split, to effect a corresponding and proportional reduction in the number of authorized shares of DZSI’s common stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by the Company to be in the best interests of DZSI and its stockholders (being either 1-for-3, 1-for-4 or 1-for-5) and a corresponding proportionate reduction in the total number of shares of common stock that DZSI is authorized to issue. The Board of Directors may also elect not to effect the reverse stock split and the associated reduction in our authorized capitalization, in which case this amendment to our Restated Certificate of Incorporation will be abandoned. In accordance with the resolutions to be adopted by the stockholders, we will not implement any amendment providing for an exchange ratio outside the range described in this proxy statement.

A-1

this Restated Certificate of Incorporation (as amended from time to time), each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters. Upon the filing and effectiveness of this amendment to the Corporation’s Restated Certificate of Incorporation (the “Effective Time”), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time (the “Old Shares”) shall automatically be reclassified and continued, without any action on the part of the holder thereof, as [Amendment A: one-third (1/3rd); Amendment B: one-fourth (1/4th); Amendment C: one-fifth (1/5th)] of one share of Common Stock (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of any stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product of (i) the average closing price per share of the Common Stock as reported by the Nasdaq Capital Market for the five (5) trading days immediately preceding the Effective Time, by (ii) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.”

3. This Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. On January 4, 2017, the Board of Directors of the Corporation duly adopted resolutions setting forth the Amendment, declaring its advisability and calling for submission of the Amendment to the stockholders of the Corporation for vote at a special meeting. The stockholders approved the Amendment at the special meeting of stockholders held on             , 2017.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Financial Officer this      day of             , 201  .

DASAN ZHONE SOLUTIONS, INC.

By:
Kirk Misaka Chief Financial Officer

A-2

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by                      Pacific Time, on             , 2017.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/DZSI • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal 1
The DZSI Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 1.
		FOR	AGAINST	ABSTAIN

1.	To approve a series of three separate and alternative amendments to DZSI’s Restated Certificate of Incorporation, which would (i) effect a reverse stock split of DZSI’s outstanding common stock at exchange ratios of 1-for-3, 1-for-4 and 1-for-5, as determined by the Company, and (ii) proportionately decrease the number of authorized shares of DZSI common stock, to be effected in the sole discretion of the Board of Directors at any time prior to our 2018 annual meeting of stockholders without further approval or authorization of our stockholders and subject to the Board of Directors’ authority to abandon such amendment.	☐	☐	☐
Proposal 2
The DZSI Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 2.
		FOR	AGAINST	ABSTAIN

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.		☐	☐	☐

B	Non-Voting Items—
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your instructions to be executed. —Date and Sign Below

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Signature 1 — Please keep signature within the box	Signature 2 (Joint Owner) —Please keep signature within the box	Date (mm/dd/yyyy) — Please print date below.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — DASAN ZHONE SOLUTIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

            , 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE DZSI BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of special meeting of stockholders and the accompanying proxy statement, and hereby appoints James Norrod, Il Yung Kim and Kirk Misaka, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of DZSI that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the special meeting of stockholders of DZSI to be held on             , 2017 at                      Pacific Time at 7195 Oakport Street, Oakland, California 94621, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on             , 2017:

DZSI’s proxy statement and annual report are available electronically at the Investor Relations section of DZSI’s website at www.Zhone.com.

SEE REVERSE SIDE	TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE